EXHIBIT 1

Joint Filing Agreement

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Union Drilling, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 14, 2007.

     This Schedule may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such parties taken together will constitute part of this Schedule.

(1)	Morgan Stanley Capital Partners III, L.P. (“MSCP III”) 1221 Avenue of the Americas New York, New York 10020

(2)	MSCP III 892 Investors, L.P. (“MSCP 892”) 1221 Avenue of the Americas New York, New York 10020

(3)	Metalmark Capital LLC (“Metalmark”) 1177 Avenue of the Americas, 40th Floor New York, New York 10036

(4)	Morgan Stanley Capital Investors III, L.P. (“MSCI”) 1221 Avenue of the Americas New York, New York 10020

(5)	MSCP III, LLC (“MSCP LLC”) 1221 Avenue of the Americas New York, New York 10020

(6)	Morgan Stanley Capital Partners III, Inc. (“MSCP, Inc.”) 1221 Avenue of the Americas New York, New York 10020

Page 13 of 14 pages

Issuer & Ticker Symbol: Union Drilling, Inc. (UDRL)
Date of Event Requiring Statement: 12/31/2006

Signature:	/s/ Gregory D. Myers

By: Gregory D. Myers, as authorized
signatory of Union Drilling CO LLC

Signature:	/s/ Kenneth F. Clifford

By: Kenneth F. Clifford, as authorized
signatory of Metalmark

Signature:	/s/ Kenneth F. Clifford

By: Kenneth F. Clifford, Chief
Financial Officer of Metalmark, as
attorney-in-fact for MSCP LLC and
MSCP, Inc. and for the institutional
managing member of the general
partner of each of MSCP III and
MSCP 892

Signature:	/s/ Peter R. Vogelsang

By: Peter R. Vogelsang, as
authorized signatory of MSCI

Page 14 of 14 pages